UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2026

(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices) (Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2026, Ally Financial Inc. filed a Certificate of Elimination to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which, effective upon filing, eliminated from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to its 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). All outstanding shares of the Series B Preferred Stock were redeemed on May 15, 2026. A copy of the Certificate of Elimination relating to the Series B Preferred Stock is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

3.1	Certificate of Elimination relating to the Series B Preferred Stock.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: May 19, 2026	By:	/s/ Austin T. McGrath
Austin T. McGrath
Vice President, Controller, and Chief Accounting Officer